SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                     the Securities and Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 9, 2003

                       CITIZENS SOUTH BANKING CORPORATION
               (Exact Name of Registrant as Specified in Charter)

          Delaware                     0-23971                    54-2069979
(State or Other Jurisdiction     (Commission File No.)        (I.R.S. Employer
      of Incorporation)                                      Identification No.)

245 West Main Avenue, Gastonia, North Carolina                      28053
(Address of Principal Executive Offices)                          Zip Code)

Registrant's telephone number, including area code: 704-868-5200

                                 Not Applicable
          (Former name or former address, if changed since last report)

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Items 1 through 6 and 8: Not Applicable

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

      Exhibits.

      The following Exhibit is furnished as part of this report:

99.1: Copy of presentation material to be provided to certain institutional investors.

Item 9. Regulation FD Disclosure

      Kim S. Price, President and Chief Executive Officer of Citizens South Banking Corporation ("the Company"), will make a presentation to certain institutional investors during the week of December 9, 2003. A copy of the presentation material is included as an exhibit to this Form 8-K.

      In light of the previously announced decrease in earnings for the third quarter 2003, which primarily related to a $1.3 million (pretax) prepayment penalty associated with the restructuring of $15.0 million in borrowed funds, the Company is providing the following earnings guidance for the fourth quarter of 2003 and for the year ending December 31, 2004. Earnings for the quarter ending December 31, 2003, are expected to be from $0.11 to $0.12 per share and earnings for the year ending December 31, 2004, are expected to be in the range of $0.54 to $0.60 per share. This guidance is being provided in light of the restructuring charges announced in the third quarter of 2003. The Company does not intend to provide ongoing quarterly and annual guidance.

      The information provided pursuant hereto shall not be deemed incorporated by reference by any general statement incorporating by reference this Form 8-K into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                       CITIZENS SOUTH BANKING CORPORATION


DATE:  December 9, 2003                By: /s/ Kim S. Price
                                           -------------------------------------
                                           Kim S. Price
                                           President and Chief Executive Officer

                                       By: /s/ Gary F. Hoskins
                                           -------------------------------------
                                           Gary F. Hoskins
                                           Chief Financial Officer